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                                                                     EXHIBIT 4.7


                                 AMENDMENT NO. 2
                                     TO THE
                     SERIES A REGISTRATION RIGHTS AGREEMENT
                                      AMONG
                           OPTIMARK TECHNOLOGIES, INC.
                                       AND
                          CERTAIN STOCKHOLDERS THEREOF

            This Amendment No. 2 ("this Amendment") in entered into effective as of the ____ day of January, 1999 by and among (i) OptiMark Technologies, Inc., a Delaware corporation (the "Company"), (ii) General Atlantic Partners 52, L.P., a Delaware limited partnership ("GAP 52"), and GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("Coinvestment II" and, together with GAP 52, the "New GA Stockholders"), and (iii) the stockholders of the Company whose signatures are shown below, who are current parties to the Company's Registration Rights Agreement dated August 27, 1996, as previously amended effective May 29, 1997 (the "Rights Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

            1. On or about the date of this Amendment, the New GA Stockholders are purchasing an aggregate of 250,000 shares of Preferred Stock from Dow Jones & Company, Inc..

            2. The new GA Stockholders are hereby made party to the Rights Agreement, as "General Atlantic Stockholders".

            3. As hereby amended, the Rights Agreement continues in full force and effect. This Amendment may be executed in multiple counterparts, all of which together shall comprise one instrument.

                                     OptiMark Technologies, Inc.

                                     By:  /s/  Phillip J. Riese
                                              Chief Executive Officer

                                     Dow Jones & Company, Inc.

                                     By:  /s/ Jerome H. Bailey
                                              Executive Vice President,
                                              Chief Financial Officer

                                     General Atlantic Partners 35, L.P.

                                     By:  General Atlantic Partners, LLC,
                                            its General Partner



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                                     By:  /s/  David C. Hodgson
                                             a Managing Member

                                     GAP Coinvestment Partners, L.P.

                                     By:  /s/  David C. Hodgson
                                             a General Partner

                                     /s/  Alice L. Walton

                                     The Pacific Stock Exchange Incorporated

                                     By:  /s/  R. Warren Langley
                                          President and Chief Operating Officer

                                     General Atlantic Partners 52, L.P.

                                     By:  General Atlantic Partners, LLC,
                                                 its General Partner

                                     By:  /s/  David C. Hodgson
                                                 a Managing Member

                                     GAP Coinvestment Partners II, L.P.

                                     By:  /s/  David C. Hodgson
                                                 a General Partner